Exhibit 99.1

TRIUMPH BANCORP ANNOUNCES PRICING OF OFFERING OF SERIES C PREFERRED STOCK DEPOSITARY SHARES

Dallas, Texas — June 16, 2020 — Triumph Bancorp, Inc. (Nasdaq: TBK) (“the Company”) announced the pricing of its underwritten public offering (the “Offering”) of 1,800,000 depositary shares, each of which represents a 1/40th interest in a share of its 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share (equivalent to $25.00 per depositary share), for gross proceeds of $45.0 million. Net proceeds to the Company, after deducting the underwriting discount but before deducting estimated offering expenses and fees payable by the Company, are expected to be $43.6 million. The Company has granted the underwriters an option, exercisable in whole or in part for 30 days, to purchase up to an additional 270,000 depositary shares at the public offering price, less the underwriting discount.

The Company expects to close the offering, subject to customary conditions, on or about June 19, 2020. We have filed an application to list the depositary shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TBKCP”. If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the closing date.

B. Riley FBR, D.A. Davidson & Co., Janney Montgomery Scott and Oppenheimer & Co. are serving as joint book-running managers for the offering. Ladenburg Thalmann is serving as lead manager for the offering and William Blair & Company, Incapital, Boenning & Scattergood and Wedbush Securities are serving as co-managers for the offering.

The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions.

The depositary shares are being offered pursuant to an effective shelf registration statement (File No. 333-237663) the Company filed with the Securities and Exchange Commission (the “SEC”), which became effective on April 14, 2020, and only by means of a prospectus supplement and accompanying prospectus. Prospective investors should read the preliminary prospectus supplement, the final prospectus supplement (when available) and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting B. Riley FBR, Inc., Attn: Prospectus Department, by emailing prospectuses@brileyfbr.com, or by calling (703) 312-9580.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

ABOUT TRIUMPH BANCORP, INC.

Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company headquartered in Dallas, Texas, with a diversified line of community banking, national lending, and commercial finance products. Our bank subsidiary, TBK Bank, SSB, is a Texas-state savings bank offering commercial and consumer banking products focused on meeting client needs in Texas, Colorado, Kansas, New Mexico, Iowa and Illinois. We also serve a national client base with factoring, equipment lending and asset based lending through Triumph Commercial Finance, discount factoring through Advance Business Capital LLC, d/b/a Triumph Business Capital, insurance through Triumph Insurance Group, Inc., and carrier and vendor payment solutions through TriumphPay.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. The Company’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on February 11, 2020 and its Quarterly Report on Form 10-Q, filed with the SEC on April 21, 2020. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update the information.

Source: Triumph Bancorp, Inc.

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Investor Relations Contact

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com | 214-365-6936

Media Contact

Amanda Tavackoli

Senior Vice President, Communication

atavackoli@tbkbank.com | 214-365-6930

12700 Park Central Dr. Dallas, Texas 75251 | 214.365.6900 | triumphbancorp.com

Triumph Bancorp, Inc.